HYNES & HOWES INSURANCE COUNSELORS, INC.
                            Comparative Balance Sheet
                           September 30, 1997 and 1996



                                                           September 30,
          Assets                                        1997            1996
Current Assets:
   Cash in Bank                                  $    10,675     $     6,479
   Other Current Assets (Note 4)                       7,170          16,255

      Total Current Assets                       $    17,845     $    22,734

Investments:
   Investments in Affiliated Company (Note 5)    $     2,720     $     2,720
   Real Estate Contracts Receivable (Note 4C)        615,566         126,175

      Total Investments                          $   650,134     $   128,895

Investments Resulting from Transactions
   with Affiliates:
   Contract Receivable-Sale of Tanglefoot
      Apartments (Note 4B)                       $         0       1,545,440

      Total Investments Resulting from
         Affiliated Transactions                 $         0     $ 1,545,440

      Total Assets                               $   667,979     $ 1,697,069


Notes to Financial Statements are an integral part of these statements.